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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A of our report dated July 23, 2003 (except for Note 8 for which the date is October 14, 2003), relating to the financial statements of Doctors for Nutrition, Inc. as of and for the year ended December 31, 2002, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
July 7, 2004

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm